November 5, 2008
Media Contact:  Cynthia Messina, Las Vegas, NV (702) 876-7132
Shareholder Contact:  Ken Kenny, Las Vegas, NV (702) 876-7237
SWX-NYSE
For Immediate Release

SOUTHWEST GAS CORPORATION
REPORTS THIRD QUARTER RESULTS

Las Vegas – Southwest Gas Corporation recorded a net loss of $0.38 per share for the third quarter of 2008, compared to a loss of $0.22 per share recorded during the third quarter of 2007.  Net loss for the third quarter of 2008 was $16.7 million, compared to a loss of $9.3 million in the prior-year quarter.  Due to the seasonal nature of the business, net losses during the second and third quarters are normal and not generally indicative of earnings for a complete twelve-month period.

According to Jeffrey W. Shaw, Chief Executive Officer, “A significant component of the downturn in quarterly results was the negative return on long-term investments – a stock market-related, but non-operating, phenomenon.  The current quarter reflects a $3.7 million decline in investment values while the prior-year quarter included a $355,000 increase in the value of investments underlying the cash surrender value of company-owned life insurance (“COLI”) policies.  This change accounted for $0.09 per share of the decline between periods.”  From an operations standpoint, Shaw noted that “Excluding COLI, operating results declined $3.3 million, or $0.07 per share, between periods, principally in the gas operations segment, as a modest increase in operating margin and lower financing costs were not sufficient to offset higher operating costs.  The slowdown in the new construction market coupled with an increasing inventory of

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vacant existing homes has clearly impacted operating results.”  Shaw concluded by saying, “We know we are in challenging economic times and there is no ‘quick fix’ available.  However, many of our underlying fundamentals are strong and should allow us to ‘weather the storm.’  We have an improving capital structure, strong liquidity position, stable work force, moderate long-term cost increases, and general rate increase requests in Arizona and California which are nearing conclusion.  As a result, we continue to believe we are positioned for future long-term improvements.”

For the twelve months ended September 30, 2008, consolidated net income was $72.9 million, or $1.69 per basic share, compared to $86.8 million, or $2.06 per basic share, during the twelve-month period ended September 30, 2007.

Natural Gas Operations Segment Results

Third Quarter
Operating margin, defined as operating revenues less the cost of gas sold, increased $1.5 million, or one percent, in the third quarter of 2008 compared to the third quarter of 2007.  Customer growth contributed $1 million toward the operating margin increase as the Company added 19,000 net new customers during the last twelve months, an increase of one percent.  Rate changes accounted for the remainder of the increase.

Operating expenses for the quarter increased $6.4 million, or five percent, compared to the third quarter of 2007 primarily due to general cost increases and incremental

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operating costs (including depreciation) associated with serving additional customers and facilities upgrades.  Other income, which principally includes interest income, long-term investment returns, and non-utility expenses, decreased $5 million between periods.  This was primarily due to a $4.1 million decline in returns on long-term investments between periods.  Net financing costs decreased $1.5 million due principally to a reduction in outstanding debt.

Twelve Months to Date
Operating margin increased $10 million, or one percent, between periods.  Customer growth accounted for $8 million of the increase and rate changes contributed $2 million.  Warmer-than-normal temperatures were experienced during both twelve-month periods (each with estimated negative impacts to operating margin of approximately $7 million), resulting in no incremental impact between the periods.

Operating expenses increased $7.7 million, or one percent, between periods primarily due to general cost increases, partially offset by labor efficiencies resulting from the conversion to electronic meter reading.

Other income decreased $16.3 million between periods primarily due to a $10.8 million decrease in returns on long-term investments ($7.3 million loss in the current twelve-month period versus a $3.5 million gain in the prior-year period) and a $2.4 million reduction in interest income primarily due to the full recovery of previously deferred

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purchased gas cost receivables.  Net financing costs between periods decreased $1.2 million, or one percent, due principally to lower average debt outstanding.

Southwest Gas Corporation provides natural gas service to approximately 1,819,000 customers in Arizona, Nevada, and California.

This press release may contain statements which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (Reform Act).  All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act.  A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements.  These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, conditions in the housing market, the effects of regulation/deregulation, the timing and amount of rate relief, and changes in rate design.

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SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST

(In thousands, except per share amounts)
QUARTER ENDED SEPTEMBER 30,	2008	2007

Consolidated Operating Revenues	$374,422	$371,524

Net Loss	$16,686	$9,318

Average Number of Common Shares Outstanding	43,581	42,448

Loss Per Share	$0.38	$0.22

NINE MONTHS ENDED SEPTEMBER 30,	2008	2007

Consolidated Operating Revenues	$1,635,333	$1,591,777

Net Income	$29,741	$40,109

Average Number of Common Shares Outstanding	43,307	42,219

Basic Earnings Per Share	$0.69	$0.95

Diluted Earnings Per Share	$0.68	$0.94

TWELVE MONTHS ENDED SEPTEMBER 30,	2008	2007

Consolidated Operating Revenues	$2,195,644	$2,156,892

Net Income	$72,878	$86,816

Average Number of Common Shares Outstanding	43,150	42,060

Basic Earnings Per Share	$1.69	$2.06

Diluted Earnings Per Share	$1.68	$2.04

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SOUTHWEST GAS CORPORATION
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,		SEPTEMBER 30,
	2008	2007	2008	2007	2008	2007

Results of Consolidated Operations
Contribution to net income (loss) - gas operations	$(19,678)	$(12,863)	$24,748	$32,910	$64,332	$76,077
Contribution to net income - construction services	2,992	3,545	4,993	7,199	8,546	10,739
Net income (loss)	$(16,686)	$(9,318)	$29,741	$40,109	$72,878	$86,816

Basic earnings (loss) per share	$(0.38)	$(0.22)	$0.69	$0.95	$1.69	$2.06
Diluted earnings (loss) per share	$(0.38)	$(0.22)	$0.68	$0.94	$1.68	$2.04

Average outstanding common shares	43,581	42,448	43,307	42,219	43,150	42,060
Average shares outstanding (assuming dilution)	-	-	43,610	42,607	43,464	42,469

Results of Natural Gas Operations
Gas operating revenues	$268,450	$274,748	$1,362,753	$1,345,996	$1,831,523	$1,838,039
Net cost of gas sold	134,030	141,825	839,309	834,453	1,091,050	1,107,594
Operating margin	134,420	132,923	523,444	511,543	740,473	730,445
Operations and maintenance expense	87,489	83,222	256,298	250,847	336,659	336,934
Depreciation and amortization	41,623	39,774	123,565	117,380	163,275	155,022
Taxes other than income taxes	8,103	7,848	27,913	28,253	37,213	37,495
Operating income (loss)	(2,795)	2,079	115,668	115,063	203,326	200,994
Other income (expense)	(4,548)	478	(6,710)	5,502	(7,362)	8,984
Net interest deductions	20,521	22,003	62,811	64,466	84,781	86,018
Net interest deductions on subordinated debentures	1,933	1,932	5,797	5,795	7,729	7,726
Income (loss) before income taxes	(29,797)	(21,378)	40,350	50,304	103,454	116,234
Income tax expense (benefit)	(10,119)	(8,515)	15,602	17,394	39,122	40,157
Contribution to net income (loss) - gas operations	$(19,678)	$(12,863)	$24,748	$32,910	$64,332	$76,077

SOUTHWEST GAS CORPORATION
SELECTED STATISTICAL DATA
SEPTEMBER 30, 2008

FINANCIAL STATISTICS
Market value to book value per share at quarter end	131%
Twelve months to date return on equity -- total company	7.3%
-- gas segment	6.8%
Common stock dividend yield at quarter end	3.0%

GAS OPERATIONS SEGMENT
			Authorized
	Authorized	Authorized	Return on
	Rate Base	Rate of	Common
Rate Jurisdiction	(In thousands)	Return	Equity
Arizona	$922,721	8.40%	9.50%
Southern Nevada	574,285	7.64	10.50
Northern Nevada	110,309	8.56	10.50
Southern California	102,703	8.74	10.38
Northern California	45,487	8.74	10.38
Paiute Pipeline Company (1)	82,853	9.44	11.80

(1) Estimated amounts based on rate case settlements.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	NINE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
(In dekatherms)	2008	2007	2008	2007
Residential	56,165,408	53,941,505	72,030,225	71,079,930
Small commercial	24,173,970	23,379,275	31,861,258	31,362,053
Large commercial	9,505,802	9,516,396	12,745,478	12,847,212
Industrial / Other	7,189,719	7,820,051	9,722,168	11,520,845
Transportation	89,208,081	89,318,349	112,731,940	119,677,198
Total system throughput	186,242,980	183,975,576	239,091,069	246,487,238

HEATING DEGREE DAY COMPARISON
Actual	1,446	1,362	1,933	1,868
Ten-year average	1,367	1,396	1,904	1,947

Heating degree days for prior periods have been recalculated using the current period customer mix.